Exhibit 10.11

2021 Executive Leadership Team PSUs

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
UNDER
BRIGHT HEALTH GROUP, INC.
2021 OMNIBUS INCENTIVE PLAN

Bright Health Group, Inc. (the “Company”), pursuant to its 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of performance-based Restricted Stock Units (the “PSUs”) set forth below. The PSUs are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto or previously provided to the Participant in connection with a prior grant), the Vesting Schedule attached as Exhibit A, the Release attached as Exhibit B, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[First Name] [Last Name]

Date of Grant:	[______]

Number of PSUs:	[Insert Number of PSUs Granted]

Vesting Schedule:

The PSUs shall vest pursuant to Exhibit A attached hereto.

*	*	*

BRIGHT HEALTH GROUP, INC.

By:
Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF PSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.

Participant[1]

[1]	To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER
BRIGHT HEALTH GROUP, INC.
2021 OMNIBUS INCENTIVE PLAN

Pursuant to the Performance-Based Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “PSU Agreement”) and Bright Health Group, Inc. 2021 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Bright Health Group, Inc. (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of PSUs. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of PSUs provided in the Grant Notice (with each PSU representing an unfunded, unsecured right to receive one share of Common Stock). The Company may make one or more additional grants of PSUs to the Participant under this PSU Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this PSU Agreement to the extent provided therein. The Company reserves all rights with respect to the granting of additional PSUs hereunder and makes no implied promise to grant additional PSUs.

2. Vesting. Subject to the conditions contained herein and in the Plan, the PSUs shall vest as provided in the Grant Notice.

3. Settlement of Earned PSUs. Subject to any election by the Committee pursuant to Section 9(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, one share of Common Stock for each Earned PSU (as adjusted under the Plan, as applicable) which becomes vested hereunder and such vested Earned PSU shall be cancelled upon such delivery. The Company shall either (a) deliver, or cause to be delivered, to the Participant a certificate or certificates therefor, registered in the Participant’s name or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third party plan administrator. Notwithstanding anything in this PSU Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this PSU Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Company’s shares of Common Stock are listed for trading.

4. Treatment of PSUs Upon Termination. Except as otherwise provided in Exhibit A hereto or as otherwise may be provided by the Committee, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s PSUs have vested, (A) all vesting with respect to such Participant’s PSUs shall cease and (B) unvested PSUs shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

5. Conditions to Issuance of Common Stock. The Company shall not be required to record the ownership by the Participant of shares of Common Stock issued upon the settlement of vested Earned PSUs prior to fulfillment of all of the following conditions: (i) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary; (ii) the lapse of such reasonable period of time following the vesting of the Earned PSUs as may otherwise be required by applicable law; and (iii) the execution and delivery to the Company, to the extent not so previously executed and delivered, of such other documents and instruments as may be reasonably required by the Committee.

6. Participant. Whenever the word “Participant” is used in any provision of this PSU Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the PSUs may be transferred in accordance with Section 14(b) of the Plan, the word “Participant” shall be deemed to include such person or persons.

7. Non-Transferability. The PSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the PSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the PSUs shall terminate and become of no further effect. The Participant further hereby agrees that the Participant shall, without further action on the part of the Participant, be bound by the provisions of the lock-up agreements executed by the executive officers of the Company to the same extent as if the Participant had directly executed such lock-up agreement himself or herself. Such lock-up agreement will provide that the Participant shall not, subject to certain customary exceptions, dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the final prospectus relating to initial public offering of the Company and continuing through the date one hundred eighty (180) days following the date of such prospectus, except with the prior consent of the representative(s) of the underwriters.

8. Rights as Shareholder. The Participant or a Permitted Transferee of the PSUs shall have no rights as a shareholder with respect to any share of Common Stock underlying a PSU unless and until the Participant shall have become the holder of record or the beneficial owner of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof.

9. Tax Withholding. The Participant may be required to pay to the Company or the Service Recipient and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the PSUs, their vesting or settlement or any payment or transfer with respect to the PSUs at the minimum applicable statutory rates, and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Committee may, in its sole discretion, permit the Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received upon settlement of PSUs pursuant to this PSU Agreement.

10. Notice. Every notice or other communication relating to this PSU Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Compensation Department, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

11. No Right to Continued Service. This PSU Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company or any of its Subsidiaries.

12. Binding Effect. This PSU Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

13. Waiver and Amendments. Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this PSU Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

14. Clawback; Forfeiture. Notwithstanding anything to the contrary contained herein or in the Plan, if the Participant has engaged in or engages in any Detrimental Activity, then the Committee may, in its sole discretion, take actions permitted under the Plan, including: (a) canceling the PSUs, or (b) requiring that the Participant forfeit any gain realized on the disposition of any shares of Common Stock received in settlement of any PSUs, and repay such gain to the Company. In addition, if the Participant receives any amount in excess of what the Participant should have received under the terms of this PSU Agreement for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all PSUs shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law. “Detrimental Activity” means any, offset of the following: (i) unauthorized disclosure of any confidential or proprietary information of any member of the Company Group; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Service Recipient for Cause; (iii) a breach by the Participant of any restrictive covenant by which such Participant is bound, including, without limitation, any covenant not to compete or not to hire or solicit, in any agreement with any member of the Company Group; or (iv) fraud, gross negligence or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion.

15. Governing Law; Venue. This PSU Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this PSU Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this PSU Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of [Minneapolis, Minnesota].

16. Award Subject to Plan. The PSUs granted hereunder, and the shares of Common Stock issued to the Participant upon settlement of vested Earned PSUs, are subject to the Plan and the terms of the Plan are hereby incorporated into this PSU Agreement. By accepting the PSUs, the Participant acknowledges that the Participant has received and read the Plan and agrees to be bound by the terms, conditions, and restrictions set forth in the Plan, this PSU Agreement, and the Company’s policies, as in effect from time to time, relating to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. The provisions of this PSU Agreement shall survive the termination of this Award to the extent consistent with, or necessary to carry out, the purposes thereof.

17. Section 409A. It is intended that the PSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

18. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the PSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19. Transmission Acknowledgement. To the extent necessary, the Participant authorizes, agrees and unambiguously consents to the transmission by the Company or any other member of the Company Group of any of the Participant’s personal data related to the Award for legitimate business purposes (including, without limitation, the administration of the Plan). The Participant confirms and acknowledges that the Participant gives this authorization and consent freely.

20. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. In the event that any information regarding the PSUs provided to the Participant through the third-party stock plan administrator’s web portal or otherwise conflicts with any of the terms and conditions of this PSU Agreement or the Plan (collectively, the “PSU Governing Documents”), the PSU Governing Documents shall control.

21. Entire Agreement. The PSU Governing Documents constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

EXHIBIT a

EARNED PSUS; VESTING SCHEDULE

Earned PSUs

The PSUs will be eligible to become “Earned PSUs” based on the achievement of Price Per Share Goals set forth in the table below during the Performance Period, subject to certification by the Committee that the applicable Price Per Share Goal has been achieved (provided that (i) such certification shall occur within two business days following the achievement date and (ii) no such certification shall be required in the event one or more Price Per Share Goals are achieved as a result of the occurrence of a Change in Control). The PSUs include a service-based vesting condition with respect to each Vesting Tranche that, except as is specifically provided under the heading Termination of Employment or service below, requires the Participant to remain in continuous service with the Service Recipient through the third anniversary of the Date of Grant, regardless of when the Price Per Share Goal for the Vesting Tranche is achieved.

Except as is specifically provided under the heading Termination of Employment or service below, if (a) a Price Per Share Goal is achieved before the third anniversary of the Date of Grant, the corresponding PSUs remain unvested and require the Participant to remain in continuous service with the Service Recipient through that third anniversary of the IPO Date and (b) a Price Per Share Goal is achieved after the third anniversary of IPO Date, the corresponding PSUs will vest upon certification that the Price Per Share Goal has been satisfied.

The Price Per Share Goal for each Vesting Tranche is based on required appreciation from the Price Per Share on the IPO Date as reflected in the table below.

Vesting Tranche (25% of PSUs)	Price Per Share Goal	Appreciation Required From IPO Date Price
“First Vesting Tranche”	$	50%
“Second Vesting Tranche”	$	100%
“Third Vesting Tranche”	$	150%
“Fourth Vesting Tranche”	$	200%

For the avoidance of doubt, each Price Per Share Goal for an Earned PSU may be achieved only once during the Performance Period and more than one Price Per Share Goal may be achieved on a particular date. For example, if the first Price Per Share Goal of $          per share is determined by the Committee to have been satisfied on January 1, 2025, the Price Per Share thereafter drops below such level and again reaches $         per share during the 180 consecutive day period ending September 30, 2025, no additional PSUs shall become Earned PSUS as a result of reaching the same Price Per Share Goal for a second time.

If a Price Per Share Goal is not satisfied by the fifth anniversary of the IPO Date, the PSUs associated with that Vesting Tranche will be forfeited.

Vesting of Earned PSUs

With respect to any PSUs that become Earned PSUs, such Earned PSUs shall vest on the applicable “Vesting Date” set forth in the table below based on such Earned PSUs’ Vesting Tranche, subject to the Participant’s continued service with the Service Recipient through the applicable Vesting Date.

Earned PSUs’ Vesting Tranche	Vesting Date
First Vesting Tranche	Later of third anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Second Vesting Tranche	Later of fourth anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Third Vesting Tranche	Later of fifth anniversary of IPO Date and date on which the Price Per Share Goal is achieved
Fourth Vesting Tranche	Later of sixth anniversary of IPO Date and date on which the Price Per Share Goal is achieved

Termination of Employment or Service

Upon a Termination of the Participant’s service with the Service Recipient without Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability, subject to the Participant’s execution and non-revocation of a general release in the form attached hereto as Exhibit B (the “Release”), the PSUs will be treated as follows:

•      Any outstanding Earned PSUs will vest and be settled in shares of Common Stock pursuant to Section 3 of the PSU Agreement, and

•     Any remaining PSUs for which the stock price goal has not yet been satisfied will remain outstanding and eligible to vest for up to two years (but not beyond the Expiration Date) upon achievement of Price Per Share Goals during that period. If a Price Per Share Goal is not achieved within that time period, the PSUs will be forfeited when that time period expires.

The Release shall be delivered to the Participant (or the Participant’s estate’s) within five business days following the date of Termination, and the Participant shall have 21 days thereafter (or 45 days, if necessary to comply with applicable law) to execute and deliver the Release to the Company. The Company may update the Release attached hereto to the extent necessary to reflect changes in law.

Change in Control

If a Change in Control occurs, the service-based vesting requirement will be deemed satisfied and any Earned PSUs will immediately vest. Any remaining PSUs for which the stock price goal has not yet been satisfied will vest only if the Price Per Share payable in connection with the Change in Control satisfies the relevant Price Per Share Goal and will otherwise be automatically forfeited upon the closing of such Change in Control.

Definitions

“CIC Price” means the price per share of Common Stock (or, in connection with a sale or other disposition of all or substantially all of the Company’s assets, the implied price per share of Common Stock) paid by an acquirer in connection with a Change in Control or, to the extent that the consideration in the Change in Control transaction is paid in stock of the acquirer or its affiliate, then, unless otherwise determined by the Committee, the CIC Price shall mean the value of the consideration paid per share of Common Stock based on the average of the closing trading prices of a share of such acquirer stock on the principal exchange on which such shares are then traded for each trading day during the five consecutive trading days ending on and including the date on which a Change in Control occurs. In the event the consideration in the Change in Control takes any other form, the value of such additional consideration shall be determined by the Committee in its good faith reasonable discretion in a manner intended to not diminish the value of the Award to the Participant.

“Good Reason” shall have the meaning given to such term in any employment or consulting agreement between the Participant and the Service Recipient in effect at the time of the Participant’s Termination. In the absence of any such employment or consulting agreement or the absence of any definition of “Good Reason” contained therein, “Good Reason” means the occurrence of one or more of the following events arising without the express written consent of the Participant, but only if the Participant notifies the Service Recipient in writing of the event within 60 days following the occurrence of the event, the event remains uncured after the expiration of 30 days from receipt of such notice, and the Participant resigns effective no later than 30 days following the Service Recipient’s failure to cure the event: (a) a material diminution in the Participant’s base salary or target bonus opportunity, (b) a material diminution in the Participant’s authority, duties or responsibilities, (c) a material change in geographic location at which the Participant performs services, or (d) any material breach by the Company of this PSU Agreement.

“IPO Date” means the date on which the closing of the first underwritten public offering of the Common Stock occurs.

“Expiration Date” means the fifth anniversary of the IPO Date.

“Performance Period” means the period beginning on (and including) the IPO Date and ending on (and including) the Expiration Date.

“Price Per Share” means the Common Stock’s volume-weighted average per-share price; provided, that, the Price Per Share on the IPO Date shall be the per share price at which a share of Common Stock was offered to the public in the first underwritten public offering of the Common Stock.

“Price Per Share Goal” means a target Price Per Share as set forth in the table above, and that has been maintained for any 30 consecutive day period during the Performance Period; provided, that if a Change in Control occurs, then the Price Per Share Goals shall be evaluated solely by reference to the CIC Price.

“Vesting Tranche” means each of the First Vesting Tranche, Second Vesting Tranche, Third Vesting Tranche, and Fourth Vesting Tranche.

EXHIBIT B

GENERAL RELEASE

1.	Release. For valuable consideration, the receipt and adequacy of which is hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Bright Health Group, Inc., a Delaware corporation (“Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, directors, officers and employees of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or service, or termination of employment or service, of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment or service; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment or service of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act (“ADEA”), the Americans With Disabilities Act.

2.	Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to payments or benefits under the performance-based restricted stock unit award agreement between the undersigned and the Company (to which this Release is attached) or as a holder of any securities of the Company, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company, under any directors’ and officers’ liability insurance policy or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3.	Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), (1) the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal and (2) the undersigned acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

4.	Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

5.	No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Notwithstanding the foregoing, this provision shall not apply to any suit or Claim to the extent is challenges the effectiveness of this release with respect to a claim under the ADEA.

6.	No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

7.	[OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the ADEA. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:
a.	the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
b.	the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;
c.	the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
d.	the Company advises the undersigned to consult with an attorney prior to executing this Release;
e.	the undersigned has been given at least [21] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and
f.	the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period if the undersigned has not revoked this Release during such seven-day period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [5:00 p.m. Eastern time] on the seventh day after this Release is executed by the undersigned.]

8.	Acknowledgement. The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by the undersigned with respect to the matters released in this Release, and the undersigned agrees that this Release shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

9.	Governing Law. This Release is deemed made and entered into in the State of Delaware, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Delaware, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this      day of                 ,         .

[________]